To the Holders of:
Structured Asset Trust Unit Repackagings (Saturns)
Goldman Sachs Capital I Capital Security Backed
Series 2005-1
Class A CUSIP NO. 80412A200
Class B CUSIP NO. 80412AAA9
Distribution Date: February 15, 2012
U.S. Bank National Association, as Trustee for the Trust, hereby gives notice with respect to the Distribution Date as follows:
The amount of the distribution payable to the Certificateholders on the Distribution Date allocable to principal and premium, if any, and interest, is as set forth below:
Beginning Principal Principal Payment Ending Principal
Fixed Rate
Day Count
Fixed Interest
Amount Due
Aggregate
Interest Due
and Unpaid
Total
Distribution
60,000,000.00 $ $0.00 60,000,000.00 $ 6.125% 30/360 1,837,500.00 $ $0.00 1,837,500.00 $
1,574,000.00 $ $0.00 1,574,000.00 $ 6.345% 30/360 60,500.00 $ $0.00 60,500.00 $
$2,000.00
$3,500.00
Underlying Security Goldman Sachs Capital I 6.345% Trust Preferred Capital Securities due Feb 15, 2034
CUSIP Moody's S & P Moody's Date S & P Date
80412A200 A1 A A3 10-Mar-10 BB+ 16-Dec-11
80412AAA9 A1 A A3 10-Mar-10 BB+ 16-Dec-11
Underlying Security A1 A A3 25-Feb-10 BB+ 29-Nov-11
*The Trustee shall not be held responsible for the selection or use of the CUSIP number nor is any representation made as to its correctness.
It is included for the convenience of the Holders.
Original Ratings Current Ratings
$60,000,000.00
6.345%
$1,903,500.00
Current Principal Balance
Annual Coupon Rate (Fixed)
Interest Payment Received
Additional Information
Trustee Fees
Expense Account Deposit
Payment Dates
Cusip
15th of Feb/Aug or NBD
38143VAA7